UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2010 (February 9, 2010)
Crown Crafts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (225) 647-9100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 9, 2010, Crown Crafts, Inc. (the “Company”) and its wholly-owned subsidiaries, Crown Crafts Infant Products, Inc., Churchill Weavers, Inc. and Hamco, Inc. (together with the Company, the “Borrowers”), entered into a Fifth Amendment to Financing Agreement (the “Fifth Amendment”) with The CIT Group/Commercial Services, Inc. (“CIT”) to amend that certain Financing Agreement between the Borrowers and CIT dated July 11, 2006 to permit the payment by the Company of cash dividends on its common stock of up to $500,000 in the aggregate.
The description contained herein of the Fifth Amendment is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.
Item 2.02. Results of Operations and Financial Condition.
The information in this Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended.
On February 10, 2010, the Company issued a press release announcing its financial results for the third quarter of fiscal year 2010, which ended December 27, 2009. A copy of that press release is attached hereto as Exhibit 99.1
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1
Fifth Amendment to Financing Agreement dated as of February 9, 2010 by and among Crown Crafts, Inc., Churchill Weavers, Inc., Hamco, Inc., Crown Crafts Infant Products, Inc. and The CIT Group/Commercial Services, Inc.

99.1	Press Release dated February 10, 2010.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN CRAFTS, INC.
By:	/s/ Olivia W. Elliott
Olivia W. Elliott,
Vice President and Chief Financial Officer

Dated: February 10, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1
Fifth Amendment to Financing Agreement dated as of February 9, 2010 by and among Crown Crafts, Inc., Churchill Weavers, Inc., Hamco, Inc., Crown Crafts Infant Products, Inc. and The CIT Group/Commercial Services, Inc.

99.1	Press Release dated February 10, 2010.

2